Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Tara Szerpicki
Investor Relations
Boykin Lodging Company
(216) 430-1333
InvestorRelations@boykinlodging.com
Boykin Lodging Announces First Quarter 2006 Financial Results
Cleveland, Ohio, May 5, 2006—Boykin Lodging Company (NYSE: BOY), a hotel real estate investment trust, today announced financial results for the first quarter ended March 31, 2006.
Financial Highlights:
Revenue per available room (RevPAR) for the first quarter for hotels owned and operating during the first quarters of both 2006 and 2005 increased 4.5% to $72.00 from last year’s $68.88. The increase in RevPAR was the result of a 2.1% increase in average daily room rate to $109.89 and a 1.5 point increase in occupancy to 65.5%. As anticipated, the lower growth of the operating hotels in Florida negatively impacted portfolio RevPAR growth. Excluding the Florida properties, first quarter RevPAR increased 9.8% from the year earlier period. This increase in RevPAR was the result of a 6.4% increase in average daily room rate and a 2.0 point increase in occupancy.
The Company’s net loss attributable to common shareholders for the first quarter of 2006 totaled $2.0 million, or $0.12 per fully-diluted share, compared with the same period last year when net income totaled $14.7 million, or $0.83 per share.
Funds from operations attributable to common shareholders (FFO) for the first quarter totaled $2.2 million, or $0.12 per fully diluted share, a decrease from first-quarter 2005 FFO of $4.2 million, or $0.24 per share. The contribution from hotels decreased $2.2 million, driven by a decrease in business interruption insurance partially offset by increases from the remaining properties as well as increases from the Company’s acquisition and disposition activities. FFO was further impacted by a $0.7 million increase in corporate general and administrative expenses. These declines were partially offset by a $0.5 million decrease in interest and amortization of deferred financing costs and a $0.4 million increase in interest income. All reported changes in FFO are reflected net of minority interest.
The Company’s EBITDA for the first quarter, including the Company’s share of EBITDA from unconsolidated joint venture subsidiaries, totaled $7.1 million, down from last year’s first quarter EBITDA of $10.1 million as the result of a $2.4 million decline in contribution from hotel operations combined with a $0.8 million increase in corporate general and administrative expenses partially offset by $0.5 million of savings related to interest and amortization of deferred financing costs and increases in interest income of $0.5 million. The EBITDA change is not impacted by minority interest. FFO and EBITDA are non-GAAP financial measures that should not be considered as alternatives to any measures of operating results under GAAP. A reconciliation of these non-GAAP measures to GAAP measures is included in the financial tables accompanying this release.
The operating results of the two properties sold in 2005 and the joint venture which owned and leased out a third property sold in 2005 are reflected in the financial statements as discontinued operations for all periods presented. Additionally, a joint venture of which the Company owns 50% acquired the Banana Bay Resort & Marina – Marathon in January 2006. The results of operations of the resort from the acquisition date forward are reflected in the Company’s consolidated financial statements.
Details of First Quarter Results:
Revenues from continuing operations for the quarter ended March 31, 2006, were $53.1 million, compared with revenues of $53.3 million for the same period last year. Hotel revenues for the three months ended March 31, 2006 were $52.0 million, a 2.3% decrease from $53.3 million for the same period in 2005. Included in other hotel revenues in the first quarter of 2005 was $4.0 million related to business interruption insurance claims. No business interruption insurance recoveries were recorded during the first quarter of 2006. Offsetting the decrease in hotel revenues is the $1.0 million inclusion of revenues from condominium development and unit sales as a result of the progress made on the Captiva Villas project at the Pink Shell Beach Resort & Spa during 2006.
For the comparable properties, consisting of the 17 consolidated properties owned and operated under a Taxable REIT Subsidiary (TRS) for all periods presented, excluding hotels closed due to hurricane damage, RevPAR increased 4.1% to $71.65 in 2006 from $68.82 in 2005. Contributing to the RevPAR increase was a 1.9% increase in average daily room rate to $109.72 from $107.69, combined with a 1.4 point increase in occupancy to 65.3% from 63.9%.
Hotel profit margins, defined as hotel operating profit (hotel revenues less hotel operating expenses) as a percentage of hotel revenues, of the consolidated hotels operated under the TRS structure for the first quarter of 2006 were 27.2%, a decrease from the 32.6% hotel operating profit margin for the first quarter of 2005. Excluding the business interruption amounts from 2005 and the operating results of the Banana Bay Resort & Marina – Marathon which was acquired during 2006, hotel operating profit margins for the portfolio decreased 40 basis points to 27.6% from 28.0% in 2005.
Corporate general and administrative expenses increased during the first quarter of 2006 as a result of the occurrence of certain non-recurring professional fees and expenses as well as the increase in the fair value of the employee deferred compensation rabbi trust accounts. The increase in the fair value of the rabbi trust accounts also contributed to the overall increase in interest income for the first quarter of 2006 versus 2005.
Equity in income of unconsolidated joint ventures including gain on sale decreased by approximately $11.1 million from the first quarter of 2005 to 2006 as a result of the recognition of the Company’s share of the gain on the sale of Hotel 71, which was owned by an unconsolidated joint venture, during the first quarter of 2005.
During the first quarter of 2006, the Company recorded gains on the sale/disposal of assets of approximately $0.5 million related to additional property casualty insurance recoveries received related to hotels damaged by Hurricane Wilma in the fourth quarter of 2005. Gain on sale/disposal of assets during the first quarter of 2005 totaled $6.9 million as a result of the recording of property insurance proceeds received or due to the Company in excess of the net book value of assets disposed for properties which were damaged by hurricanes or were involved in water infiltration remediation activity.
Capital Structure:
At March 31, 2006, Boykin had $32.5 million of cash and cash equivalents, including restricted cash, and total consolidated debt of $142.3 million. Consolidated debt includes a $7.8 million term loan related to a joint venture in which the Company owns a 50% interest. The Company’s pro rata share of the debt of unconsolidated joint ventures totaled $9.0 million at March 31, 2006.

Melbourne, Florida Properties Update:
The Company’s two hotels located in Melbourne, Florida remain closed while repairs are underway. Based upon current estimates of the availability of labor and materials, the Company expects the rebuild to be completed during June or July of 2006. The Company anticipates spending an additional $16.5 million during the second and third quarters for the repair of the properties.
Outlook:
Based upon the current booking trends the Company anticipates second-quarter 2006 RevPAR for the portfolio will be 3.0% to 5.0% above the same period last year, with full-year 2006 RevPAR 4.0% to 6.0% above 2005. Based upon these assumptions, the Company expects a net loss ranging between $0.09 and $0.05 for the second quarter and between $0.45 and $0.32 per share for the full year. FFO is expected to range between $0.17 and $0.21 per fully-diluted share for the second quarter and $0.55 and $0.68 per share for the full year. Full year FFO guidance has improved from previously issued guidance as a result of the contribution from the recently acquired Banana Bay Resort & Marina as well as anticipated reductions in interest expense. Full year guidance includes $0.02 related to the Captiva Villas project, does not incorporate any impact from property acquisition or disposition activity which may occur, and may be further impacted by potential insurance recoveries.
Boykin Lodging Company is a real estate investment trust that focuses on the ownership of full-service, upscale commercial and resort hotels. The Company currently owns interests in 21 hotels containing a total of 5,871 rooms located in 13 states, and operating under such internationally known brands as Doubletree, Marriott, Hilton, Radisson, Embassy Suites, and Courtyard by Marriott among others. For more information about Boykin Lodging Company, visit the Company’s website at http://www.boykinlodging.com.
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties that may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include financial performance, real estate conditions, execution of hotel acquisition programs, changes in local or national economic conditions, and other similar variables and other matters disclosed in the Company’s filings with the SEC, which can be found on the SEC’s website at http://www.sec.gov.
The Company believes that FFO is helpful to investors as a measure of the performance of an equity REIT because it provides investors with another indication of the Company’s performance prior to deduction of real estate related depreciation and amortization. The Company believes that EBITDA is helpful to investors as a measure of the performance of the Company because it provides an indication of the operating performance of the properties within the portfolio and is not impacted by the capital structure of the REIT.
Neither FFO nor EBITDA represent cash generated from operating activities as determined by GAAP and should not be considered as an alternative to GAAP net income as an indication of the Company’s financial performance or to cash flow from operating activities as determined by GAAP as a measure of liquidity, nor is it indicative of funds available to fund cash needs, including the ability to make cash distributions. FFO and EBITDA may include funds that may not be available for the Company’s discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions, and other commitments and uncertainties.

BOYKIN LODGING COMPANY
STATEMENTS OF OPERATIONS, FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS, AND
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
	2006	2005
OPERATING DATA:
Revenues:
Hotel revenues:
Rooms	$34,685	$32,856
Food and beverage	15,201	14,158
Other	2,129	6,249

Total hotel revenues	52,015	53,263
Other operating revenue	33	83
Revenues from condominium development and unit sales	1,006	—

Total revenues	53,054	53,346

Expenses:
Hotel operating expenses:
Rooms	8,253	7,660
Food and beverage	10,187	9,724
Other direct	1,424	1,424
Indirect	16,268	15,420
Management fees to related party	1,748	1,681

Total hotel operating expenses	37,880	35,909
Property taxes, insurance and other	4,770	4,484
Cost of condominium development and unit sales	908	—
Real estate related depreciation and amortization	5,437	5,675
Corporate general and administrative	3,092	2,263

Total operating expenses	52,087	48,331

Operating income	967	5,015

Interest income	504	12
Other income	16	—
Interest expense	(2,893)	(3,183)
Amortization of deferred financing costs	(466)	(353)
Minority interest in earnings of joint ventures	(15)	—
Minority interest in (income) loss of operating partnership	493	(2,598)
Equity in income of unconsolidated joint ventures including gain on sale	3	11,066

Income (loss) before gain on sale/disposal of assets and discontinued operations	(1,391)	9,959

Gain on sale/disposal of assets	539	6,876

Income (loss) before discontinued operations	(852)	16,835

Discontinued operations, net of operating partnership minority interest income $165 for the three months ended March 31, 2005	—	(943)

Net income (loss)	$(852)	$15,892

Preferred dividends	(1,188)	(1,188)

Net income (loss) attributable to common shareholders	$(2,040)	$14,704

FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS (FFO):

	Three Months Ended
	March 31,
	2006	2005
Net income (loss)	$(852)	$15,892
Minority interest (a)	(478)	2,455
Gain on sale/disposal of assets	(539)	(6,876)
Real estate related depreciation and amortization	5,437	5,675
Real estate related depreciation and amortization included in discontinued operations	—	407
Equity in income of unconsolidated joint ventures including gain on sale	(3)	(11,066)
FFO adjustment related to joint ventures	118	(394)
Preferred dividends declared	(1,188)	(1,188)

Funds from operations after preferred dividends	$2,495	$4,905
Less: Funds from operations related to minority interest	332	658

Funds from operations attributable to common shareholders	$2,163	$4,247

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA):
Operating income	$967	$5,015
Interest income	504	12
Other income	16	—
Real estate related depreciation and amortization	5,437	5,675
EBITDA attributable to discontinued operations	—	(679)
Company’s share of EBITDA of unconsolidated joint ventures	286	77
EBITDA attributable to joint venture minority interest	(88)	(32)

EBITDA	$7,122	$10,068

(a)	includes joint venture minority interest expense included in discontinued operations
BOYKIN LODGING COMPANY
PER-SHARE DATA
(Unaudited)

	For the Three
	Months Ended
	March 31,
	2006	2005
PER-SHARE DATA:

Net income (loss) attributable to common shareholders before discontinued operations per share:
Basic	$(0.12)	$0.89
Diluted	$(0.12)	$0.89
Discontinued operations per share:
Basic	$0.00	$(0.05)
Diluted	$0.00	$(0.05)
Net income (loss) attributable to common shareholders per share (a):
Basic	$(0.12)	$0.84
Diluted	$(0.12)	$0.83
FFO attributable to common shareholders per share:
Basic	$0.12	$0.24
Diluted	$0.12	$0.24

Weighted average common shares outstanding — Basic	17,687,567	17,534,081
Effect of dilutive securities:
Common stock options	173,043	67,433
Restricted share grants	95,610	48,557

Weighted average common shares outstanding — Diluted	17,956,220	17,650,071

(a)	Per share amounts may not add due to rounding.

BOYKIN LODGING COMPANY
SELECTED HOTEL STATISTICS and BALANCE SHEET INFORMATION
(Unaudited, amounts in thousands except statistical data)

	Three Months Ended
	March 31,
	2006	2005
HOTEL STATISTICS:

All Hotels (18 hotels) (a)(b)
Hotel revenues	$53,350	$52,228
RevPAR	$72.00	$68.88
Occupancy	65.5%	64.0%
Average daily rate	$109.89	$107.62

Comparable Hotels (17 hotels) (b)(c)
Hotel revenues	$51,458	$50,540
RevPAR	$71.65	$68.82
Occupancy	65.3%	63.9%
Average daily rate	$109.72	$107.69

(a)	Includes all hotels owned or partially owned by Boykin for all periods presented, excluding properties not operating due to damage caused by hurricanes.

(b)	Results calculated including 35 lock-out rooms at the Radisson Suite Beach Resort on Marco Island.

(c)	Includes consolidated hotels owned or partially owned by Boykin and operated under the TRS structure for all periods presented, excluding properties not operating due to damage caused by hurricanes.

	March 31,	December 31,
	2006	2005
SELECTED BALANCE SHEET INFORMATION:

Assets
Investment in hotel properties	$536,420	$512,703
Accumulated depreciation	(143,017)	(137,586)

Investment in hotel properties, net	393,403	375,117
Cash and cash equivalents including restricted cash	32,497	47,989
Accounts receivable, net	9,852	7,307
Investment in unconsolidated joint ventures	1,213	1,410
Other assets	20,451	15,982

Total Assets	$457,416	$447,805

Liabilities and Shareholders’ Equity
Outstanding debt	$142,292	$138,529
Accounts payable and accrued expenses	46,652	40,003
Minority interest in joint ventures	2,529	777
Minority interest in operating partnership	13,453	13,946
Shareholders’ equity	252,490	254,550

Total Liabilities and Shareholders’ Equity	$457,416	$447,805